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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Johnson & Johnson of our report dated January 19, 2004, except for the fifth and thirteenth paragraphs in Note 18 for which the dates are February 5, 2004 and February 24, 2004, respectively, relating to the consolidated financial statements, which appears in the Johnson & Johnson 2003 Annual Report to Shareholders, which is incorporated by reference in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 28, 2003. We also consent to the incorporation by reference of our report dated January 19, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data of Johnson & Johnson" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
February 14, 2005